UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014 (October 17, 2014)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Innovative Way, Suite 3330, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including those regarding the Equity Interest Purchase Agreement (as defined), future financial and operating results and any other statements about SMTP, Inc.’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as anticipate, intend, believe, estimate, plan, seek, project or expect, may, will, would, could or should, the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including; difficulties in integration or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisition, and the other factors described in SMTP’s periodic reports filed with the Securities and Exchange Commission. SMTP undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. You are further advised to review the Risk Factors set forth in SMTP’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

Item 1.01 Entry into a Material Definitive Agreement.

Equity Interest Purchase Agreement – InterInbox, SA and Related Entities engaged in GraphicMail Business

As previously reported on August 15, 2014, on August 14, 2014, SMTP, Inc. (“SMTP”) entered into an Equity Interest Purchase Agreement (“Equity Interest Purchase Agreement”) among each of the individual shareholders and entities listed on Exhibit A to the Equity Interest Purchase Agreement (together, “Sellers,” and each a “Seller”), for the purchase of 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss  corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware  limited liability company (all such entities are referred to collectively as the “GraphicMail Companies” or the “GraphicMail Group,” and individually as a “Graphic Mail Company”). The Sellers are the record and beneficial owners of 100% of the shares (“Shares”) of the domestic and international GraphicMail Companies that collectively operate as the GraphicMail email marketing platform business that is distributed directly and indirectly through channel partners to its international client base of over 35,000 customers. The Equity Interest Purchase Agreement closed on October 17, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 herein is hereby incorporated into this Item 2.01 by reference.

The Equity Interest Purchase Agreement closed on October 17, 2014. Pursuant to the Equity Interest Purchase Agreement, as amended, and on the terms and subject to the conditions contained therein, at the closing, Sellers sold to SMTP the Shares, all as more fully described in the Equity Interest Purchase Agreement, as amended. The aggregate purchase price SMTP paid for the GraphicMail Group is $2.5 million in cash, $2.6 million in stock of SMTP, and up to $0.8 million in cash and stock pursuant to the earn-out provisions of the Equity Interest Purchase Agreement, as amended. The price for the Shares is subject to certain adjustments as contemplated in the Equity Interest Purchase Agreement, as amended. The $2.5 million cash payment and $2.6 million stock payment was paid by SMTP to the Sellers at the closing of the Equity Interest Purchase Agreement, as amended.

The Equity Interest Purchase Agreement is attached hereto as Exhibit 2.1, and the first amendment thereto is attached hereto as Exhibit 2.2, both documents are incorporated herein by reference.

Item 8.01.

Other Events.

On October 20, 2014, the Company issued a press release announcing closing of the Equity Interest Purchase Agreement, as amended. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(b)  Pro forma financial information.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(d)  Exhibits.

Exhibit No.

Description

2.1

Equity Interest Purchase Agreement (incorporated by reference to the registrant’s first Form 8-K filed on July 15, 2014).

2.2

Amendment to Equity Interest Purchase Agreement.

99.1

Press Release dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: October 20, 2014